UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 22, 2013

The McGraw-Hill Companies, Inc.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-1023 (Commission File Number)	13-1026995 (I.R.S. Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

 (Address of principal executive offices) (Zip Code)

(212) 512-2000

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01         Completion of Acquisition or Disposition of Assets.

On March 22, 2013, The McGraw-Hill Companies, Inc., a New York Corporation (the “Company”) completed its previously announced sale (the “Sale”) of its McGraw-Hill Education business, to MHE Acquisition, LLC (the “Purchaser”), an entity wholly-owned by investment funds managed by Apollo Global Management, LLC.  The transaction was completed pursuant to the Purchase and Sale Agreement dated November 26, 2012, by and among the Company and certain of its subsidiaries, McGraw-Hill Global Education, LLC and the Purchaser, for an aggregate purchase price of approximately $2.4 billion in cash, subject to certain post-closing adjustments.  A summary of the Purchase and Sale Agreement and the amendment thereto is set forth in the Company’s Current Reports on Form 8-K filed on November 26, 2012 and March 5, 2013.  As previously announced, the Company will use a portion of the approximately $1.9 billion in after tax proceeds from the Sale to pay down short-term debt, in part driven by the special dividend paid in 2012, to resume share repurchases and to make selective tuck-in acquisitions.

A copy of the press release issued by the Company on March 22, 2013 relating to the completion of the sale of McGraw-Hill Education is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A portion of the 2012 annual incentive compensation for three of the named executive officers of the Company was attributable to the Sale and did not become payable until completion of the Sale.  Accordingly, upon completion of the Sale, Chief Executive Officer Harold McGraw III received $96,674, Chief Financial Officer Jack F. Callahan, Jr. received $157,500 and Executive Vice President, Human Resources, John L. Berisford received $40,000.

Item 8.01         Other Events.

On March 25, 2013, the Company entered into a confirmation with an investment bank (the “bank”) relating to an accelerated share repurchase transaction (the “ASR Transaction”) under which the Company will repurchase shares of its common stock for an aggregate repurchase price of $500 million. The ASR Transaction resumes the Company’s 50 million share repurchase program authorized by the Company’s Board of Directors on June 29, 2011.  Adjusted for the estimated full impact of the ASR Transaction, there will be approximately eight million shares remaining under the existing share repurchase authorization.

In connection with the ASR Transaction, the Company will pay $500 million to the bank from after tax proceeds from the sale of McGraw-Hill Education in exchange for deliveries by the bank of shares of the Company’s outstanding common stock. The Company expects to receive the shares underlying the ASR Transactions within four months, although the exact date of completion of the ASR Transaction will depend on whether and when the bank exercises an acceleration option that it has under the ASR Transaction. The actual number of shares that ultimately will be repurchased by the Company under the ASR Transaction will be based generally on the volume-weighted average share price of the Company’s common stock during the term of the relevant ASR Transaction, less a discount and subject to a cap provision that, with certain exceptions, establishes a minimum number of shares that will be repurchased by the Company under the ASR Transaction. At settlement of the ASR Transaction, the Company may be entitled to receive additional shares of common stock from the bank or, under certain circumstances may be required to issue additional shares or make a payment to the bank at the Company’s option.

A copy of the press release issued by the Company on March 25, 2013 relating to the ASR Transaction is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The assets and liabilities of McGraw-Hill Education were reported as assets and liabilities held for sale, and the results of operations of McGraw-Hill Education were reported as discontinued operations in the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2012.  Accordingly, the Company has not included pro forma financial statements in this Item 9.01.

(d) Exhibits

Exhibit Number	Description
99.1 99.2	The McGraw-Hill Companies, Inc. Press Release, dated March 22, 2013. The McGraw-Hill Companies, Inc. Press Release, dated March 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 26, 2013

                           THE MCGRAW-HILL COMPANIES, INC.

By:         /s/ Scott L. Bennett
Name:   Scott L. Bennett

Title:     Senior Vice President, Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1 99.2	The McGraw-Hill Companies, Inc. Press Release, dated March 22, 2013. The McGraw-Hill Companies, Inc. Press Release, dated March 25, 2013.

Exhibit 99.1

The McGraw-Hill Companies Completes Sale of McGraw-Hill Education to Apollo
Portion of Proceeds to be used to Resume Share Repurchases

NEW YORK, March 22, 2013 – The McGraw-Hill Companies (NYSE: MHP) today completed the sale of its McGraw-Hill Education business to investment funds affiliated with Apollo Global Management, LLC (NYSE: APO). As previously disclosed, the purchase price was $2.4 billion in cash.

Going forward, the new Company, a high-growth, high-margin business serving the global capital and commodity markets, will be renamed McGraw Hill Financial, subject to shareholder approval, in the second quarter of this year.

As announced on February 12, 2013, the Company introduced 2013 revenue guidance of high single-digit growth and adjusted diluted EPS guidance of $3.10 to $3.20, approximately a 15% increase from 2012 adjusted diluted EPS from continuing operations of $2.75.

The Company is using a portion of the approximately $1.9 billion in after tax proceeds from the sale to pay down short-term debt, in part driven by the special dividend paid in 2012, to resume share repurchases and to make selective tuck-in acquisitions.

“Consistent with our commitment to maximizing shareholder value, McGraw Hill Financial expects to continue to return cash to shareholders and to invest for growth,” said Harold McGraw III, Chairman, President and CEO of The McGraw-Hill Companies.

"We have successfully completed our Growth and Value Plan, which had as its cornerstone the separation of our financial information and education businesses,” continued Mr. McGraw. “The steps we have taken have unlocked value for shareholders, positioned the assets of McGraw-Hill Education for long-term success and accelerated the growth potential of the new McGraw Hill Financial.”

“A very special thank you goes to all McGraw-Hill Education employees, past and present. The Board of Directors and management team express our deep gratitude for their hard work, dedication and unwavering commitment to education,” concluded Mr. McGraw. “The men and women of McGraw-Hill Education have enabled the company to deliver engaging, adaptive and personalized solutions that achieve the best possible outcomes for students, instructors and institutions, and we know they will continue to do so.”

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Forward-looking Statements:

Statements in this news release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward looking statement. In particular, share repurchases are subject to market conditions. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, which can be obtained at its website at http://www.sec.gov. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

About The McGraw-Hill Companies:

The McGraw-Hill Companies, to be renamed McGraw Hill Financial (subject to shareholder approval), is a powerhouse in credit ratings, benchmarks and analytics for the global capital and commodity markets. Leading brands include: Standard & Poor's Ratings Services, S&P Capital IQ, S&P Dow Jones Indices, Platts, CRISIL, J.D. Power and Associates, McGraw-Hill Construction and Aviation Week. The Company has approximately 17,000 employees in 27 countries. Additional information is available at www.mcgraw-hill.com.

Investor Relations:  http://www.mcgraw-hill.com/investor_relations

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Contacts for The McGraw-Hill Companies:

Investor Relations:

Chip Merritt

Vice President, Investor Relations

(212) 512-4321 (office)

chip_merritt@mcgraw-hill.com

News Media:

Jason Feuchtwanger

Director, Corporate Media Relations

(212) 512-3151 (office)

jason_feuchtwanger@mcgraw-hill.com